EXHIBIT 99.1

PRESS RELEASE

For Immediate Release

Date:	October 28, 2004
Contact:	Peter Hausback
Title:	Vice President, Chief Financial Officer
Phone:	1-509-459-6100
Internet:	InvestorRelations@WestCoastHotels.com

www.westcoasthotels.com
www.ticketswest.com
www.redlion.com
www.g-b.com

WestCoast Hospitality Corporation Announces Third Quarter Financial Results;
ADR Increases 2.0% and RevPAR Increases 7.0%

October 28, 2004

SPOKANE, Wash. - WestCoast Hospitality Corporation (NYSE: WEH) today announced financial results for its third quarter ended September 30, 2004. System-wide RevPAR (revenue per available room) for comparable hotels (hotels owned, leased, managed and franchised for at least one year) increased 7.0% in the third quarter of 2004 to $52.71 from $49.27 in the third quarter of 2003. The increase in RevPAR resulted in part from a 3.2 percentage point increase in average occupancy, to 70.5% in the third quarter of 2004 from 67.3% for the third quarter of 2003. In addition, ADR (average daily rate) increased 2.0% to $74.72 in the most recent quarter from $73.23 during the prior year comparable quarter. The Company reported total revenues of $56.0 million for its third quarter of 2004, compared to $54.5 million for the comparable period in 2003. Earnings per share were $0.27 in the third quarter of 2004, compared to earnings per share of $0.20 in the prior year third quarter. EBITDA (earnings before interest, taxes, depreciation and amortization) increased 8.1% to $12.7 million for the third quarter of 2004 from $11.7 million in the third quarter of 2003.

Arthur Coffey, President and Chief Executive Officer of WestCoast Hospitality Corporation, noted, “Our strategy has been to increase occupancy through strategic marketing and investment in our properties, and then to increase rate as demand heightens for our rooms. Our occupancy has now increased year on year for each of the past ten calendar months and the resulting demand allowed us to increase rates during the third quarter. The combined effect of this strategy is that during the first nine months of 2004 our RevPAR has increased at a faster rate than the RevPAR of hotels we identified as our direct competitors over the past year.”

The Company is pleased to announce that its branded websites have become its single largest source of electronically distributed room revenue. The Company has also increased its reservation contribution to system hotels over the past year to 36% during the third quarter of 2004 from 28% during the third quarter of 2003. John Taffin, Executive Vice President, Hotel Operations, noted, “Our brand strengthening initiatives, marketing efforts and technology upgrades are achieving the desired results. Our central reservations system is able to drive more business to our system hotels and a greater percentage of that business is coming through the Company’s branded websites. This growth in branded website revenue results in higher yields.”

OPERATING RESULTS

The Company reported hotel and restaurant revenue of $50.5 million at owned and leased hotels for the third quarter of 2004, compared to $49.2 million in the third quarter of 2003. Owned hotel RevPAR increased 7.0% during the quarter. Owned hotel ADR increased 1.5% and occupancy increased 3.6 percentage points. Increased ADR and solid expense management drove improvement in operating margins, with hotel and restaurant operating income increasing 12% to $11.7 million in third quarter of 2004 from $10.4 million in the third quarter of 2003.

Franchise, central services and development revenue was $759 thousand in the third quarter of 2004, versus $973 thousand in the comparable period of 2003. The revenue decline was primarily due to the difference in the number of hotels franchised by the company and the associated royalty fees.

Entertainment division revenue was $2.5 million in the third quarter of 2004, compared to $2.0 million in the third quarter of 2003. The increase in revenues was primarily due to an increase in the number of events presented during the quarter, compared to the same quarter of 2003. The increase in operating expenses was largely due to the costs associated with the event presentations, and partially due to increases in ticketing operating costs during the third quarter of 2004. Revenues less direct costs for third quarter 2004 increased slightly when compared to same quarter 2003.

Real estate division revenue declined slightly during the third quarter of 2004 to $2.1 million from $2.2 million. Expenses in the division increased to $1.3 million from $1.2 million. The decrease in revenues was due primarily to lower percentage rents and rent modifications. The increase in expenses was related primarily to increased maintenance expenses at owned properties and increased payroll and commission charges in the division.

WestCoast Hospitality Corporation is a hospitality and leisure company primarily engaged in the ownership, management, development and franchising of mid-scale, full service hotels under its WestCoast® and Red Lion® brands. In addition, through its entertainment division, which includes its TicketsWest.com, Inc. subsidiary, it engages in event ticket distribution and promotes and presents a variety of entertainment productions. G&B Real Estate Services, its real estate division, engages in traditional real estate-related services, including developing, managing and brokering sales and leases of commercial and multi-unit residential properties.

This press release contains forward-looking statements within the meaning of federal securities law, including statements concerning plans, objectives, goals, strategies, projections of future events or performance and underlying assumptions (many of which are based, in turn upon further assumptions). The forward-looking statements in this press release are inherently subject to a variety of risks and uncertainties that could cause actual results to differ materially from those expressed. Such risks and uncertainties include, among others, economic cycles; international conflicts; changes in future demand and supply for hotel rooms; competitive conditions in the lodging industry; relationships with franchisees and properties; impact of government regulations; ability to obtain financing; changes in energy, healthcare, insurance and other operating expenses; ability to sell non-core assets; ability to locate lessees for rental property and managing and leasing properties owned by third parties; dependency upon the ability and experience of executive officers and ability to retain or replace such officers as well as other matters discussed in the Company’s annual report on Form 10-K for the 2003 fiscal year and in other documents filed by the Company with the Securities and Exchange Commission.

WestCoast Hospitality Corporation
Consolidated Statements of Operations
(unaudited)
($ in thousands)

	Three months ended September 30,
	2004	2003	$ Change	% Change
Revenue:
Hotels and restaurants	$50,469	$49,230	$1,239	2.5%
Franchise, central services and development	759	973	(214)	-22.0%
Entertainment	2,533	2,023	510	25.2%
Real estate	2,144	2,177	(33)	-1.5%
Corporate services	82	81	1	1.2%

Total revenues	55,987	54,484	1,503	2.8%

Operating expenses:
Hotels and restaurants	38,807	38,848	(41)	-0.1%
Franchise, central services and development	416	376	40	10.6%
Entertainment	2,349	1,845	504	27.3%
Real estate	1,270	1,191	79	6.6%
Corporate services	78	83	(5)	-6.0%
Depreciation and amortization	3,283	4,284	(1,001)	-23.4%
Gain on asset dispositions, net	(134)	(117)	(17)	14.5%
Conversion expenses	—	24	(24)	-100.0%

Total direct expenses	46,069	46,534	(465)	-1.0%
Undistributed corporate expenses	672	712	(40)	-5.6%

Total expenses	46,741	47,246	(505)	-1.1%

Operating income	9,246	7,238	2,008	27.7%
Other income (expense):
Interest expense	(4,082)	(2,886)	(1,196)	41.4%
Interest income	115	96	19	19.8%
Other income, net	17	87	(70)	-80.5%
Equity income in investments, net	81	20	61	305.0%
Minority interest in partnerships, net	(52)	14	(66)	-471.4%

Income before income tax expense	5,325	4,569	756	16.5%
Income tax expense	1,827	1,337	490	36.6%

Net income	3,498	3,232	266	8.2%
Preferred stock dividend	—	(634)	634	-100.0%

Income applicable to common shareholders	$3,498	$2,598	$900	34.6%

EBITDA[1]	$12,690	$11,739	$951	8.1%
EBITDA as a percentage of revenues	22.7%	21.5%

[1] The definition of “EBITDA” and how that measure relates to net income is discussed below under Non-GAAP Financial Measures. EBITDA represents net income or loss before interest expense, income tax benefit or expense, depreciation, and amortization. EBITDA is not intended to represent net income as defined by generally accepted accounting principles in the United States and such information should not be considered as an alternative to net income, cash flows from operations or any other measure of performance prescribed by generally accepted accounting principles in the United States. We utilize EBITDA because management believes that investors find it to be a useful tool to perform more meaningful comparisons of past, present and future operating results and as a means to evaluate the results of core on-going operations.

WestCoast Hospitality Corporation
Earnings Per Share and Hotel Statistics
(unaudited)
(shares in thousands)

	Three months ended September 30,
	2004	2003	$ Change	% Change
Earnings per common share:
Basic	$0.27	$0.20
Diluted	$0.26	$0.20
Weighted average shares — basic	13,059	13,003
Weighted average shares — diluted(1)	13,345	13,289
Comparable Hotel Statistics:
Combined (owned, leased, managed and franchised)(2)
Average occupancy(3)(6)	70.5%	67.3%
ADR(4)	$74.72	$73.23	$1.49	2.0%
RevPAR(5)(6)	$52.71	$49.27	$3.44	7.0%

(1)	For the three months ended September 30, 2004 and 2003 options to purchase common stock were anti-dilutive and are therefore not included in the calculation of earnings per common share. 286,161 convertible operating partnership (“OP”) units are reflected in the calculation of diluted weighted average shares for those same periods.

(2)	Includes hotels owned, leased, managed and franchised for greater than one year by WestCoast Hospitality Corporation.

(3)	Average occupancy represents total paid rooms divided by total available rooms. Total available rooms represents the number of rooms available multiplied by the number of days in the reported period.

(4)	Average daily rate (“ADR”) represents total room revenues divided by the total number of paid rooms occupied by hotel guests.

(5)	Revenue per available room (“RevPAR”) represents total room and related revenues divided by total available rooms.

(6)	Rooms under significant renovation were excluded from total available rooms. Due to the short duration of renovation, in the opinion of management, excluding these rooms did not have a material impact on RevPAR or average occupancy.

WestCoast Hospitality Corporation
Consolidated Statements of Operations
(unaudited)
($ in thousands)

	Nine months ended September 30,
	2004	2003	$ Change	% Change
Revenue:
Hotels and restaurants	$129,476	$126,671	$2,805	2.2%
Franchise, central services and development	2,050	2,950	(900)	-30.5%
Entertainment	7,952	6,008	1,944	32.4%
Real estate	6,828	6,843	(15)	-0.2%
Corporate services	248	256	(8)	-3.1%

Total revenues	146,554	142,728	3,826	2.7%

Operating expenses:
Hotels and restaurants	109,548	106,603	2,945	2.8%
Franchise, central services and development	1,008	1,268	(260)	-20.5%
Entertainment	6,998	5,327	1,671	31.4%
Real estate	3,774	3,624	150	4.1%
Corporate services	224	242	(18)	-7.4%
Depreciation and amortization	9,574	10,047	(473)	-4.7%
(Gain) loss on asset dispositions, net	(530)	579	(1,109)	-191.5%
Conversion expenses	—	392	(392)	-100.0%

Total direct expenses	130,596	128,082	2,514	2.0%
Undistributed corporate expenses	2,305	2,040	265	13.0%

Total expenses	132,901	130,122	2,779	2.1%

Operating income	13,653	12,606	1,047	8.3%
Other income (expense):
Interest expense	(11,452)	(8,241)	(3,211)	39.0%
Interest income	343	303	40	13.2%
Other income (expense), net	37	(205)	242	-118.0%
Equity income in investments, net	89	99	(10)	-10.1%
Minority interest in partnerships, net	68	144	(76)	-52.8%

Income before income tax expense	2,738	4,706	(1,968)	-41.8%
Income tax expense	783	1,449	(666)	-46.0%

Net income	1,955	3,257	(1,302)	-40.0%
Preferred stock dividend	(377)	(1,915)	1,538	-80.3%

Income applicable to common shareholders	$1,578	$1,342	$236	17.6%

EBITDA[1]	$23,764	$22,994	$770	3.3%
EBITDA as a percentage of revenues	16.2%	16.1%

[1] The definition of “EBITDA” and how that measure relates to net income is discussed below under Non-GAAP Financial Measures. EBITDA represents net income, or in this case net loss, before interest expense, income tax benefit or expense, depreciation, and amortization. EBITDA is not intended to represent net income as defined by generally accepted accounting principles in the United States and such information should not be considered as an alternative to net income, cash flows from operations or any other measure of performance prescribed by generally accepted accounting principles in the United States. We utilize EBITDA because management believes that investors find it to be a useful tool to perform more meaningful comparisons of past, present and future operating results and as a means to evaluate the results of core on-going operations.

WestCoast Hospitality Corporation
Earnings Per Share and Hotel Statistics
(unaudited)
(shares in thousands)

	Nine months ended September 30,
	2004	2003	$ Change	% Change
Earnings per common share:
Basic and Diluted	$0.12	$0.10
Weighted average shares — basic	13,043	12,997
Weighted average shares — diluted(1)	13,330	13,283
Comparable Hotel Statistics:
Combined (owned, leased, managed and franchised)(2)
Average occupancy(3)(6)	61.4%	58.0%
ADR(4)	$71.65	$71.14	$0.51	0.7%
RevPAR(5)(6)	$44.01	$41.25	$2.76	6.7%

(1)	For the nine months ended September 30, 2004, 752 options to purchase common stock were dilutive and are included in the calculation of diluted earnings per common share. For the nine months ended September 30, 2003 all options to purchase common stock were anti-dilutive and are therefore not included in the calculation of earnings per common share. 286,161 convertible operating partnership (“OP”) units are reflected in the calculation of diluted weighted average shares for both periods.

(2)	Includes hotels owned, leased, managed and franchised for greater than one year by WestCoast Hospitality Corporation.

(3)	Average occupancy represents total paid rooms divided by total available rooms. Total available rooms represents the number of rooms available multiplied by the number of days in the reported period.

(4)	Average daily rate (“ADR”) represents total room revenues divided by the total number of paid rooms occupied by hotel guests.

(5)	Revenue per available room (“RevPAR”) represents total room and related revenues divided by total available rooms.

(6)	Rooms under significant renovation were excluded from total available rooms. Due to the short duration of renovation, in the opinion of management, excluding these rooms did not have a material impact on RevPAR or average occupancy.

WestCoast Hospitality Corporation
Consolidated Balance Sheets
(unaudited)
($ in thousands, except share data)

	September 30,	December 31,
	2004	2003
Assets:
Current assets:
Cash and cash equivalents	$16,261	$8,121
Restricted cash	4,632	4,952
Accounts receivable, net	10,753	9,306
Inventories	2,037	2,140
Prepaid expenses and other	2,879	2,137

Total current assets	36,562	26,656
Property and equipment, net	292,339	264,039
Goodwill	28,042	28,042
Intangible assets, net	13,838	14,412
Other assets, net	10,933	20,076

Total assets	$381,714	$353,225

Liabilities:
Current liabilities:
Accounts payable	$5,547	$6,990
Accrued payroll and related benefits	6,034	4,849
Accrued interest payable	800	775
Advance deposits	217	253
Other accrued expenses	10,882	8,069
Long-term debt, due within one year	8,581	5,667

Total current liabilities	32,061	26,603
Long-term debt, due after one year	147,546	145,770
Deferred income	8,713	9,279
Deferred income taxes	18,808	16,761
Minority interest in partnerships	2,555	2,623
Debentures due WestCoast Hospitality Capital Trust	47,423	—

Total liabilities	257,106	201,036

Stockholders’ equity:
Preferred stock - 5,000,000 shares authorized; $0.01 par value 588,236 issued and outstanding at December 31, 2003	—	6
Additional paid-in capital, preferred stock	—	29,406
Common stock - 50,000,000 shares authorized; $0.01 par value; 13,060,919 and 13,006,361 shares issued and outstanding	131	130
Additional paid-in capital, common stock	84,448	84,196
Retained earnings	40,029	38,451

Total stockholders’ equity	124,608	152,189

Total liabilities and stockholders’ equity	$381,714	$353,225

WestCoast Hospitality Corporation
Consolidated Statement of Cash Flows
(unaudited)
($ in thousands)

	Nine months ended September 30,
Operating activities:	2004	2003

Net income	$1,955	$3,257
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	9,574	10,047
(Gain) loss on disposition of property and equipment and other assets	(530)	579
Non-cash reduction of preferred stock resulting in gain	—	(522)
Write-off of deferred loan fees	—	790
Deferred income tax provision	2,047	500
Minority interest in partnerships	(68)	(144)
Equity in investments	(89)	(99)
Compensation expense related to stock issuance	—	5
Provision for doubtful accounts	188	337
Change in current assets and liabilities:
Restricted cash	320	(2,140)
Accounts receivable	(1,635)	(314)
Inventories	103	80
Prepaid expenses and other	(742)	114
Accounts payable	(1,443)	476
Accrued payroll and related benefits	1,185	118
Accrued interest payable	25	85
Other accrued expenses and advance deposits	3,411	997

Net cash provided by operating activities	14,301	14,166

Investing activities:
Purchases of property and equipment	(19,069)	(5,141)
Proceeds from disposition of property and equipment	198	398
Proceeds from disposition of investment	94	441
Investment in WestCoast Hospitality Capital Trust	(1,423)	—
Advances to WestCoast Hospitality Capital Trust	(2,116)	—
Proceeds from collections under note receivable	1,725	—
Distributions from equity investee	449	—
Other, net	30	62

Net cash used in investing activities	(20,112)	(4,240)

Financing activities:
Proceeds from note payable to bank	11,000	47,700
Repayment of note payable to bank	(11,000)	(99,800)
Proceeds from debenture issuance	47,423	—
Repurchase and retirement of preferred stock	(29,412)	—
Proceeds from long-term debt	83	55,200
Proceeds from short-term debt	—	2,658
Repayment of long-term debt	(3,335)	(2,806)
Proceeds from issuance of common stock under employee stock purchase plan	113	99
Preferred stock dividend payments	(1,011)	(1,927)
Principal payments on capital lease obligations	—	(268)
Proceeds from option exercises	140	—
Additions to deferred financing costs	(50)	(1,466)

Net cash provided by (used in) financing activities	13,951	(610)

Change in cash and cash equivalents:
Net increase in cash and cash equivalents	8,140	9,316
Cash and cash equivalents at beginning of period	8,121	752

Cash and cash equivalents at end of period	$16,261	$10,068

WestCoast Hospitality Corporation
Reconciliation of EBITDA to Net Income
(unaudited)
($ in thousands)

The following is a reconciliation of EBITDA to net income for the periods presented:

	Three months ended		Nine months ended
	September 30,		September 30,
	2004	2003	2004	2003
EBITDA	$12,690	$11,739	$23,764	$22,994
Income tax expense	(1,827)	(1,337)	(783)	(1,449)
Interest expense	(4,082)	(2,886)	(11,452)	(8,241)
Depreciation and amortization	(3,283)	(4,284)	(9,574)	(10,047)

Net income	$3,498	$3,232	$1,955	$3,257

NON-GAAP FINANCIAL MEASURES

EBITDA is defined as net income or loss, before interest, taxes, depreciation and amortization. EBITDA is considered a non-GAAP financial measurement. We believe it is a useful financial performance measure for us and for our shareholders and is a complement to net income and other financial performance measures provided in accordance with generally accepted accounting principles in the United States (“GAAP”).

We use EBITDA to measure the financial performance of our owned and leased hotels because it excludes interest, taxes, depreciation and amortization, which bear little or no relationship to operating performance. By excluding interest expense, EBITDA measures our financial performance irrespective of our capital structure or how we finance our properties and operations. We generally pay federal and state income taxes on a consolidated basis, taking into account how the applicable taxing laws apply to our company in the aggregate. By excluding taxes on income, we believe EBITDA provides a basis for measuring the financial performance of our operations excluding factors that our hotels cannot control. By excluding depreciation and amortization expense, which can vary from hotel to hotel based on historical cost and other factors unrelated to the hotels’ financial performance, EBITDA measures the financial performance of our hotels without regard to their historical cost. For all of these reasons, we believe that EBITDA provides us and investors with information that is relevant and useful in evaluating our business.

However, because EBITDA excludes depreciation and amortization, it does not measure the capital we require to maintain or preserve our long-lived assets. In addition, because EBITDA does not reflect interest expense, it does not take into account the total amount of interest we pay on outstanding debt nor does it show trends in interest costs due to changes in our borrowings or changes in interest rates. EBITDA, as defined by us, may not be comparable to EBITDA as reported by other companies that do not define EBITDA exactly as we define the term. Because we use EBITDA to evaluate our financial performance, we reconcile it to net income, which is the most comparable financial measure calculated and presented in accordance with GAAP. EBITDA does not represent cash generated from operating activities determined in accordance with GAAP, and should not be considered as an alternative to operating income or net income determined in accordance with GAAP as an indicator of performance or as an alternative to cash flows from operating activities as an indicator of liquidity.